EXHIBIT 99(a)(1)(viii)

            GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATIOTN
                          NUMBER ON SUBSTITUTE FORM W-9

GUIDELINES FOR DETERMINING THE PROPER IDENTIFICATION NUMBER TO GIVE THE PAYER. -- Social Security numbers have nine digits separated by two hyphens: i.e., 000-00-0000. Employer identification numbers have nine digits separated by only one hyphen: i.e., 00-0000000. The table below will help determine the number to give the payer.

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For this type of account:                  Give the SOCIAL SECURITY number of
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1.   An individual's account               The individual
2.   Two  or  more  individuals   (joint   The  account  owner of the  account
     account)                              or, if  combined  funds,  the first
                                           individual on the account (1)
3.   Custodian   account   of  a   minor   The minor(2) Act)
     (Uniform gift to Minors
4.   a.  The  usual  revocable   savings   The grantor-trustee(1)
     trust  account   (grantor  is  also
     trustee)
     b. So-called  trust account that is   The actual  owner(1)
     not a legal  or valid  trust  under
     state law.
5.   Sole  proprietorship   account        The owner(3)
6.   A valid trust,  estate,  or pension   Legal  entity (Do not  furnish  the
     trust                                 TIN of the personal  representative
                                           or trustee  unless the legal entity
                                           itself  is  not  designated  in the
                                           account title.) (4)
7.   Corporate  account                    The corporation
8.   Partnership                           The partnership
9.   Association,    club,    religious,   The organization
     charitable,  educational  or  other
     tax-exempt organization
10.  A broker or registered nominee        The broker or nominee
11.  Account  with  the   Department  of   The public entity
     Agriculture in the name of a public
     entity  (such  as a State  or local
     government,   school  district,  or
     prison) that receives  agricultural
     program payments


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NOTE:  If no name is circled when more than one name is listed,  the number will be considered to be that of the first name listed.

(1) List first and circle the name of the person whose number you furnish.
(2) Circle the minor's name and furnish the minor's social security number.
(3) Show the name of the owner.
(4) List first and circle the name of the legal trust, estate, or pension trust



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             GUIDELINES FOR CERTIFICATION OF TAXPAYER IDENTIFICATION
                          NUMBER ON SUBSTITUTE FORM W-9

OBTAINING A NUMBER                                     non-resident   aliens.  o
                                                       Payments    on   tax-free
If you don't  have a  taxpayer                         covenant    bonds   under
identification  number  or you                         Section 1451 of the Code.
don't know your number, obtain
Form SS-5,  Application  for a                    o    Payments  made by certain
Social  Security Card, or Form                         foreign organizations.
SS-4, Application for Employer                    o    Payments    made   to   a
Identification   Number   (for                         nominee.
business    and   all    other                    o    Mortgage interest paid to
entities), at the local office                         you.
of   the    Social    Security                    EXEMPT PAYEES  DESCRIBED ABOVE
Administration or the Internal                    SHOULD  FILE  A  FORM  W-9  TO
Revenue  Service and apply for                    AVOID    POSSIBLE    ERRONEOUS
a number.                                         BACKUP WITHHOLDING.  FILE THIS
                                                  FORM WITH THE  PAYER,  FURNISH
PAYEES   EXEMPT   FROM  BACKUP                    YOUR  TAXPAYER  IDENTIFICATION
WITHHOLDING             Payees                    NUMBER,  WRITE "EXEMPT" ON THE
specifically   exempted   from                    FACE  OF THE  FORM,  SIGN  AND
backup   withholding   on  ALL                    DATE THE FORM AND RETURN IT TO
payments      include      the                    THE   PAYER.   IF  YOU  ARE  A
following:  o An  organization                    NONRESIDENT ALIEN OR A FOREIGN
exempt from tax under  Section                    ENTITY  NOT  SUBJECT TO BACKUP
501(a) of the Internal Revenue                    WITHHOLDING, FILE WITH A PAYER
Code of 1986,  as amended (the                    A COMPLETED  INTERNAL  REVENUE
"Code"),   any   IRA,   or   a                    FORM   W-8   (CERTIFICATE   OF
custodial     account    under                    FOREIGN STATUS).
Section   403(b)(7),   if  the                         Certain   payments  other
account      satisfies     the                    than interest,  dividends, and
requirements     of    Section                    patronage  dividends  that are
401(f)(2).                                        not  subject  to   information
                                                  reporting are also not subject
o    The United  States or any                    to  backup  withholding.   For
     of   its    agencies   or                    details,  see the  regulations
     instrumentalities.                           under Sections 6041, 6041A(a),
o    A State,  the District of                    6042,  6044, 6045, 6049, 6050A
     Columbia, a possession of                    and  6050N of the Code and the
     the United States, or any                    regulations        promulgated
     of    their     political                    thereunder.
     subdivisions           or
     instrumentalities.                           PRIVACY ACT NOTICE. -- Section
o    A foreign  government,  a                    6109 requires most  recipients
     political  subdivision of                    of  dividend,   interest,   or
     a foreign government,  or                    other    payments    to   give
     any       agency       or                    taxpayer        identification
     instrumentality thereof.                     numbers  to  payers  who  must
o    An          international                    report  the  payments  to  the
     organization    or    any                    IRS.  The IRS uses the numbers
     agency or instrumentality                    for  identification  purposes,
     thereof.   Other   payees                    and   to   help   verify   the
     that may be  exempt  from                    accuracy  of your tax  return.
     backup        withholding                    The IRS may also  provide this
     include:                                     information  to the Department
                                                  of   Justice   for  civil  and
o    A corporation.                               criminal   litigation  and  to
o    A foreign central bank of                    cities,    states,   and   the
     issue.                                       District  of Columbia to carry
o    A dealer in securities or                    out  their  tax  laws.  Payers
     commodities  required  to                    must  be  given   the   number
     register in the U.S., the                    whether or not  recipients are
     District of Columbia or a                    required to file tax  returns.
     possession  of the U.S. -                    Payers must generally withhold
     A real estate  investment                    30%   of   taxable   interest,
     trust.                                       dividend,  and  certain  other
o    An entity  registered  at                    payments  to a payee  who does
     all times  during the tax                    not    furnish   a    taxpayer
     year under the Investment                    identification   number  to  a
     Company Act of 1940.  o A                    payer.  Certain  penalties may
     common     trust     fund                    also apply.
     operated  by a bank under
     Section   584(a)  of  the                    PENALTIES
     Code.   -   A   financial                    (1)  PENALTY  FOR  FAILURE  TO
     institution.      o     A                    FURNISH               TAXPAYER
     middleman  known  in  the                    IDENTIFICATION  NUMBER.  -- If
     investment community as a                    you  fail  to   furnish   your
     nominee  or who is listed                    correct               taxpayer
     in   the   most    recent                    identification   number  to  a
     publication     of    the                    payer,  you are  subject  to a
     American    Society    of                    penalty  of $50 for each  such
     Corporate     Securities,                    failure unless your failure is
     Inc. Nominee List.                           due to  reasonable  cause  and
o    A trust  exempt  from tax                    not to  willful  neglect.
     under   Section   664  or
     described    in   Section                    (2)  CIVIL  PENALTY  FOR FALSE
     4947(a)(1)  of the  Code.                    INFORMATION  WITH  RESPECT  TO
     Payments of dividends and                    WITHHOLDING.  -- If you make a
     patronage  dividends  not                    false    statement   with   no
     generally    subject   to                    reasonable  basis that results
     backup        withholding                    in  no  imposition  of  backup
     include the following:                       withholding,  you are  subject
o    Payments  to  nonresident                    to  a  penalty  of  $500.
     aliens     subject     to
     withholding under Section                    (3)   CRIMINAL   PENALTY   FOR
     1441 of the Code.                            FALSIFYING   INFORMATION.   --
o    Payments to  partnerships                    Willfully           falsifying
     not engaged in a trade or                    certifications or affirmations
     business in the U.S.  and                    may  subject  you to  criminal
     which  have at least  one                    penalties    including   fines
     nonresident partner.                         and/or imprisonment.
o    Payments   of   patronage
     dividends    where    the                    FOR   ADDITIONAL   INFORMATION
     amount  received  is  not                    CONTACT YOUR TAX CONSULTANT OR
     paid in money.                               THE INTERNAL REVENUE SERVICE.
o    Payment  made by  certain
     foreign organizations.  -
     Section  404(k)  payments
     made by an ESOP.
Payments   of   interest   not
generally  subject  to  backup
withholding     include    the
following:
o    Payments  of  interest on
     obligations   issued   by
     individuals.   NOTE:  You
     may be  subject to backup
     withholding    if    this
     interest  is $600 or more
     and is paid in the course
     of the  payer's  trade or
     business and you have not
     provided   your   correct
     taxpayer   identification
     number to the payer.
o    Payments  of   tax-exempt
     interest       (including
     exempt-interest dividends
     under  Section 852 of the
     Code).
o    Payments   described   in
     Section 6049(b)(5) of the
     Code to